UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2014

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    The Progenics Board of Directors today elected Karen Ferrante, M.D. as a member of the Company's Board.  She will serve as a director, subject to earlier resignation or removal, until the Company's 2014 annual meeting of stockholders and the election and qualification of her successor, as well as a member of the Board's Audit and Science and Strategy Committees.  Pursuant to the Company's outside director compensation policy, Dr. Ferrante has received a grant of 40,000 ten-year non-qualified stock options, vesting ratably over five years, under the Company's 2005 Stock Incentive Plan, the terms of which are described in the Company's 2012 Annual Report on Form 10-K.  She will receive an annual cash retainer of $45,000 and grant of 20,000 immediately vesting stock options for Board service, and annual retainers of $10,000 each for Audit and Science and Strategy Committee service.  The 40,000 options granted to Dr. Ferrante today have an exercise price of $4.50 per share, the closing price of the Company's common stock on the date of grant.

The Company's press release announcing Dr. Ferrante's election is included in this Report as Exhibit 99.1, and the information contained therein is incorporated into this Item 5.02 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President, Finance & Treasurer
(Principal Financial and Accounting Officer)

Date:  January 29, 2014